Exhibit 21.1

                                                                    Jurisdiction
SCA Bermuda Administrative Ltd                                        Bermuda
XL Financial Assurance Ltd                                            Bermuda
SCA Holdings US Inc.                                                  Delaware
SCA Administrative Holdings US Inc.                                   Delaware
XL Financial Administrative Services                                  Delaware
XL Portfolio Advisors Inc.                                            Delaware
XLCA Admin LLC                                                        New York
XLCDS LLC                                                             New York
XL Capital Assurance Inc. ("XLCA")                                    New York
XL Capital Assurance (U.K.) Limited                                      UK